UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2011

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 8, 2011, FairPoint Communications, Inc. (the “Company”) announced plans to reduce its workforce to ensure that the Company is staffed appropriately to serve its customers well, while prudently managing expenses. The reduction will eliminate approximately 400 positions and is expected to be completed over the next several months, with notifications beginning later this month to approximately 100 management employees affected by the workforce reduction. The Company will follow prescribed steps in the collective bargaining agreement to notify approximately 300 union positions included in the workforce reduction. In connection with this plan, the Company expects to recognize $7 million to $13 million in restructuring charges, consisting of severance and one-time incentive payments. The charges that the Company expects to incur in connection with the workforce reduction are subject to a number of assumptions and actual amounts may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

This Item 2.05 contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the restructuring charges associated with the workforce reduction and the timing of completion of the workforce reduction. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent reports filed with the SEC.

Item 8.01. Other Event.

On September 8, 2011, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, announcing the workforce reduction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release

Item 8.01 and the exhibit attached to this Current Report are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Ajay Sabherwal
		Name:	Ajay Sabherwal
		Title:	Executive Vice President and Chief Financial Officer

Date: September 8, 2011